Exhibit 4.01

COMMON STOCK	COMMON STOCK

WP

INCORPORATED UNDER THE LAWS

OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERABLE IN THE CITIES OF LOS ANGELES,

RIDGEFIELD PARK OR NEW YORK

SEE REVERSE FOR STATEMENTS RELATING

TO RIGHTS, PREFERENCES,

PRIVILEGES AND RESTRICTIONS, IF ANY

CUSIP 94973H 10 8

THIS CERTIFIES THAT

IS THE RECORD HOLDER  OF

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF

WELLPOINT HEALTH NETWORKS INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:

MELLON INVESTOR SERVICES LLC

TRANSFER AGENT

AND REGISTRAR

BY

AUTHORIZED SIGNATURE

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares and upon the holders thereof as established, from time to time, by the Restated Certificate of Incorporation of the Corporation and by any certificate of designations, and the number of shares constituting each class and series and the designations thereof, may be obtained by the holder hereof upon written request and without charge from the Secretary of the Corporation at its corporate headquarters.

The shares of stock represented by this certificate are subject to restrictions on ownership and transfer. No Person shall Beneficially Own shares of Capital Stock in excess of the Ownership Limit (as defined in Article VII, Section 14 of the Restated Certificate of Incorporation of the Corporation). Subject to certain limited specific exemptions, Beneficial Ownership of 5% or more of the outstanding shares of any class of Capital Stock will exceed the Ownership Limit. These provisions have been designed to ensure that the Corporation will not violate the terms of the License Agreement between the Corporation and the Blue Cross and Blue Shield Association (the “BCBSA”). The Corporation maintains at its principal executive office a copy of the applicable requirements of the BCBSA relating to such restrictions on ownership and transfer, as such requirements may be amended from time to time, which are open to inspection by the stockholders, at all reasonable times during office hours. Any Person who attempts to beneficially own shares in violation of this limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to them in the Corporation’s Restated Certificate of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. Upon the occurrence of any event that would cause any Person to exceed the Ownership Limit (including without limitation the expiration of a voting trust that entitled such Person to an exemption from the Ownership Limit), all shares of Capital Stock Beneficially Owned by such Person in excess of the Ownership Limit will automatically be deemed Excess Shares and be transferred immediately to the Share Escrow Agent and be subject to the provisions of the Corporation’s Restated Certificate of Incorporation and the Share Escrow Agent Agreement, a copy of which the Corporation maintains at its principal executive office. The foregoing summary of the restrictions on ownership and transfer is qualified in its entirety by reference to the Corporation’s Restated Certificate of Incorporation.

Pursuant to an amendment to the License Agreement between the Corporation and the BCBSA, the Ownership Limit referenced in the preceding paragraph has been amended as follows: (i) for any Noninstitutional Investor, one share less than 5% of the Voting Power, (ii) for any Institutional Investor, one share less than 10% of the Voting Power, and (iii) for any Person, one share less than the number of shares of Common Stock or other equity securities (or a combination thereof) representing 20% of the ownership interest in the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of
survivorship and not as tenants
in common

UNIF GIFT MIN ACT	—	......................... Custodian .........................
		(Cust)	(Minor)

under Uniform Gifts to Minors Act ..............................................................
(State)

UNIF TRF MIN ACT	—	....................... Custodian (until age ..................)
		(Cust)	(Minor)

under Uniform Transfers to Minors Act ...........................................
(State)

Additional abbreviations may also be used though not in the above list.

    FOR VALUE RECEIVED,

hereby sell, assign and transfer unto

                PLEASE INSERT SOCIAL SECURITY OR OTHER

                IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

X

NOTICE:

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.